Exhibit 99.1
FOR IMMEDIATE RELEASE
Veeva Announces Fiscal 2021 Third Quarter Results
Total Revenues of $377.5 million, up 34% Year-over-year;
Subscription Services Revenues of $302.9 million, up 34% Year-over-year

PLEASANTON, CA - December 1, 2020 - Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its fiscal third quarter ended October 31, 2020.
“Our customers are delivering innovations that will have positive, lasting impacts on human health,” said CEO Peter Gassner. “We are proud to work with these amazing companies, providing solutions that streamline drug development and enable them to support healthcare providers on the front lines.”
Fiscal 2021 Third Quarter Results:
•Revenues: Total revenues for the third quarter were $377.5 million, up from $280.9 million one year ago, an increase of 34% year-over-year. Subscription services revenues for the third quarter were $302.9 million, up from $226.8 million one year ago, an increase of 34% year-over-year.
•Operating Income and Non-GAAP Operating Income(1): Third quarter operating income was $101.3 million, compared to $80.8 million one year ago, an increase of 25% year-over-year. Non-GAAP operating income for the third quarter was $155.5 million, compared to $111.6 million one year ago, an increase of 39% year-over-year.
•Net Income and Non-GAAP Net Income(1): Third quarter net income was $97.0 million, compared to $82.2 million one year ago, an increase of 18% year-over-year. Non-GAAP net income for the third quarter was $125.6 million, compared to $95.4 million one year ago, an increase of 32% year-over-year.
•Net Income per Share and Non-GAAP Net Income per Share(1): For the third quarter, fully diluted net income per share was $0.60, compared to $0.52 one year ago, while non-GAAP fully diluted net income per share was $0.78, compared to $0.60 one year ago.
“I am very pleased with our financial outperformance in the quarter, which was a direct result of our strong vision and focused execution,” said CFO Brent Bowman. “As we look to the opportunities ahead, we plan to continue investing aggressively to hit our 2025 targets and drive a long runway of growth beyond.”
Recent Highlights:
•Veeva Leads Digital Transformation in Life Sciences helping customers define new strategies in development and commercial. For example, it is now working with an innovative biopharma on their digital-first commercial launch strategy utilizing the full Veeva Commercial Cloud suite, including Data Cloud, Veeva Link, MyVeeva for Doctors, and Business Consulting. Digital transformation also fueled Veeva’s expanding leadership in core CRM, where it saw a record increase of 19 new CRM customers in the quarter. On the development side, new digital capabilities like remote monitoring in Veeva SiteVault have enabled clinical trials to continue for roughly 700 clinical research sites and will improve ongoing trial execution.
•New Top 20 Win, Veeva Development Cloud Emerging as Industry Standard — More companies are adopting a growing range of products across Veeva Development Cloud. In Q3, a top 20 pharma selected multiple Development Cloud applications as their enterprise standard

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.

to streamline clinical operations, regulatory, and quality processes globally. The company’s move to unify on Veeva Vault will help increase efficiency and drive compliance.
•Veeva Vault CTMS Adoption Accelerates as Companies Unify Clinical Operations — Vault CTMS posted record new bookings in the quarter as 85 companies, including six top 20 pharmas, have now standardized on Vault CTMS in just over three years. Customer success, product excellence, and the ability to unify clinical operations are driving this rapid growth. Companies are looking for a modern CTMS solution, seamlessly integrated with eTMF, on a single cloud platform.
Financial Outlook:
Veeva is providing guidance for its fiscal fourth quarter ending January 31, 2021 as follows:
•Total revenues between $378 and $380 million.
•Non-GAAP operating income between $136 and $138 million(2).
•Non-GAAP fully diluted net income per share between $0.67 and $0.68(2).
Veeva is providing guidance for its fiscal year ending January 31, 2021 as follows:
•Total revenues between $1,446 and $1,448 million.
•Non-GAAP operating income between $566 and $568 million(2).
•Non-GAAP fully diluted net income per share between $2.83 and $2.84(2).
Veeva is providing guidance for its fiscal year ending January 31, 2022 as follows:
•Total revenues between $1,700 and $1,720 million.
•Subscription services revenues between $1,390 and $1,400 million.
•Non-GAAP operating margin of roughly 37%(3).
Conference Call Information

What:	Veeva's Fiscal 2021 Third Quarter Results Conference Call
When:	Tuesday, December 1, 2020
Time:	1:30 p.m. PT (4:30 p.m. ET)
Online Registration:	www.directeventreg.com
Conference ID 3283186
Webcast:	ir.veeva.com
Investor Presentation Details
An investor presentation providing additional information and analysis can be found at ir.veeva.com.

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	2

___________
(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.
(2) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the fourth fiscal quarter ending January 31, 2021 or fiscal year ending January 31, 2021 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.
(3) Veeva is not able, at this time, to provide GAAP targets for operating margin for the fiscal year ending January 31, 2022 because of the difficulty of estimating certain items excluded from non-GAAP operating income that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	3

About Veeva Systems
Veeva Systems Inc. is the leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva serves more than 950 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. Veeva is headquartered in the San Francisco Bay Area, with offices throughout North America, Europe, Asia, and Latin America. For more information, visit veeva.com.
Veeva uses its ir.veeva.com website as a means of disclosing material non-public information, announcing upcoming investor conferences, and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings, and public conference calls and webcasts.
Forward-looking Statements
This release contains forward-looking statements, including the quotations from management, the statements in “Financial Outlook,” and other statements regarding Veeva’s future performance, outlook, and guidance and the assumptions underlying those statements, market growth, the benefits from the use of Veeva’s solutions, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) the impact of the COVID-19 pandemic (including the impact to the life sciences industry, impact on general economic conditions, and government responses, restrictions, and actions related to the pandemic); (ii) breaches in our security measures or unauthorized access to our customers’ data; (iii) our expectation that the future growth rate of our revenues will decline; (iv) competitive factors, including but not limited to pricing pressures, consolidation among our competitors, entry of new competitors, the launch of new products and marketing initiatives by our existing competitors, and difficulty securing rights to access, host or integrate with complementary third party products or data used by our customers; (v) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established applications, like Veeva CRM; (vi) fluctuation of our results, which may make period-to-period comparisons less meaningful; (vii) our ability to integrate Crossix Solutions Inc. and Physicians World, LLC into our business and achieve the expected benefits of the acquisitions, including as a result of the impact of the COVID-19 pandemic on these businesses; (viii) loss of one or more customers, particularly any of our large customers; (ix) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure; (x) our ability to attract and retain highly skilled employees and manage our growth effectively; (xi) failure to sustain the level of profitability we have achieved in the past as our costs increase; (xii) adverse changes in the life sciences industry, including as a result of customer mergers; (xiii) adverse changes in economic, regulatory, international trade relations, or market conditions, including with respect to natural disasters or actual or threatened public health emergencies; (xiv) a decline in new subscriptions that may not be immediately reflected in our operating results due to the ratable recognition of our subscription revenue; (xv) pending, threatened, or future legal proceedings and related expenses; and (xvi) our potential conversion to a Delaware public benefit corporation, including the expected impact, benefits, and risks of such a conversion.
Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s filing on Form 10-Q for the period ended July 31, 2020. This is available on the company’s website at veeva.com under the Investors section and on the SEC’s website at sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.
###
Investor Relations Contact:
Ato Garrett
Veeva Systems Inc.
925-271-4204
ir@veeva.com
Media Contact:
Roger Villareal
Veeva Systems Inc.
925-264-8885
pr@veeva.com

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	4

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31, 2020	January 31, 2020
Assets
Current assets:
Cash and cash equivalents	$634,265	$476,733
Short-term investments	956,167	610,015
Accounts receivable, net	183,435	389,690
Unbilled accounts receivable	53,235	32,817
Prepaid expenses and other current assets	25,895	21,869
Total current assets	1,852,997	1,531,124
Property and equipment, net	54,352	54,752
Deferred costs, net	35,472	35,585
Lease right-of-use assets	52,824	49,132
Goodwill	436,029	438,529
Intangible assets, net	119,165	134,601
Deferred income taxes, noncurrent	15,689	11,870
Other long-term assets	17,113	16,184
Total assets	$2,583,641	$2,271,777

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$21,324	$19,420
Accrued compensation and benefits	28,906	25,619
Accrued expenses and other current liabilities	22,391	21,620
Income tax payable	2,555	5,613
Deferred revenue	331,166	468,887
Lease liabilities	11,050	10,013
Total current liabilities	417,392	551,172
Deferred income taxes, noncurrent	1,004	2,417
Lease liabilities, noncurrent	47,965	44,815
Other long-term liabilities	10,901	7,779
Total liabilities	477,262	606,183
Stockholders’ equity:
Class A common stock	2	1
Class B common stock	—	—
Additional paid-in capital	906,137	745,475
Accumulated other comprehensive income	3,502	460
Retained earnings	1,196,738	919,658
Total stockholders’ equity	2,106,379	1,665,594
Total liabilities and stockholders’ equity	$2,583,641	$2,271,777

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	5

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2020	2019	2020	2019
Revenues:
Subscription services(4)	$302,938	$226,760	$856,675	$642,187
Professional services and other(5)	74,581	54,161	211,633	150,386
Total revenues	377,519	280,921	1,068,308	792,573
Cost of revenues(3):
Cost of subscription services	45,845	31,964	132,457	93,822
Cost of professional services and other	57,152	41,365	162,624	115,228
Total cost of revenues	102,997	73,329	295,081	209,050
Gross profit	274,522	207,592	773,227	583,523
Operating expenses(3):
Research and development	79,992	52,575	212,282	148,694
Sales and marketing	57,982	45,524	172,909	130,962
General and administrative	35,243	28,693	109,085	78,042
Total operating expenses	173,217	126,792	494,276	357,698
Operating income	101,305	80,800	278,951	225,825
Other income, net	3,455	9,141	9,750	22,634
Income before income taxes	104,760	89,941	288,701	248,459
Provision for income taxes	7,801	7,696	11,621	13,523
Net income	$96,959	$82,245	$277,080	$234,936

Net income per share:
Basic	$0.64	$0.56	$1.84	$1.59
Diluted	$0.60	$0.52	$1.73	$1.49

Weighted-average shares used to compute net income per share:
Basic	150,993	148,157	150,322	147,467
Diluted	161,711	158,750	160,517	158,124
Other comprehensive income:
Net change in unrealized gains on available-for- sale investments	$(1,230)	$753	$1,198	$2,176
Net change in cumulative foreign currency translation loss	(1,438)	(487)	1,844	(2,931)
Comprehensive income	$94,291	$82,511	$280,122	$234,181

(3) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription services	$1,149	$560	$3,700	$1,528
Cost of professional services and other	7,510	4,825	19,902	12,261
Research and development	17,685	9,899	45,523	25,732
Sales and marketing	10,711	6,882	30,089	19,207
General and administrative	11,918	7,155	36,032	19,719
Total stock-based compensation	$48,973	$29,321	$135,246	$78,447

(4) Includes subscription services revenues from the following product areas:
Veeva Commercial Cloud	$152,466	$115,201	$439,858	$333,591
Veeva Vault	150,472	111,559	416,817	308,596
Total subscription services	$302,938	$226,760	$856,675	$642,187

(5) Includes professional services and other revenues from the following product areas:
Veeva Commercial Cloud	$29,115	$18,589	$83,109	$52,381
Veeva Vault	45,466	35,572	128,524	98,005
Total professional services and other	$74,581	$54,161	$211,633	$150,386

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	6

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2020	2019	2020	2019
Cash flows from operating activities
Net income	$96,959	$82,245	$277,080	$234,936
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,525	3,845	22,720	11,626
Reduction of operating lease right-of-use assets	3,322	1,798	9,411	5,016
Accretion of discount on short-term investments	1,203	(722)	1,688	(2,996)
Stock-based compensation	48,973	29,321	135,246	78,447
Amortization of deferred costs	5,350	4,832	15,425	14,524
Deferred income taxes	(1,894)	432	(3,532)	1,771
Loss (Gain) on foreign currency from mark-to-market derivative	19	(74)	14	(112)
Bad debt (expense) recovery	(181)	270	(60)	(42)
Changes in operating assets and liabilities:
Accounts receivable	37,448	28,319	206,214	186,633
Unbilled accounts receivable	(16,585)	(9,515)	(20,418)	(12,777)
Deferred costs	(6,177)	(4,500)	(15,312)	(13,528)
Income taxes payable	4,538	3,909	(453)	4,858
Other current and long-term assets	8,195	5,610	(2,937)	1,513
Accounts payable	3,060	1,253	(456)	1,216
Accrued expenses and other current liabilities	1,541	(1,682)	4,357	231
Deferred revenue	(90,291)	(78,326)	(137,980)	(105,637)
Operating lease liabilities	(3,229)	(1,625)	(8,496)	(5,143)
Other long-term liabilities	(4,373)	(3,886)	384	(2,270)
Net cash provided by operating activities	95,403	61,504	482,895	398,266
Cash flows from investing activities
Purchases of short-term investments	(417,898)	(190,695)	(874,465)	(628,784)
Maturities and sales of short-term investments	158,628	194,661	528,194	571,398
Long-term assets	(3,316)	(1,237)	(8,456)	(4,228)
Net cash (used in) provided by investing activities	(262,586)	2,729	(354,727)	(61,614)
Cash flows from financing activities
Reduction of lease liabilities - finance leases	79	(241)	(420)	(729)
Proceeds from exercise of common stock options	6,186	1,607	25,245	8,618
Net cash provided by financing activities	6,265	1,366	24,825	7,889
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(599)	(487)	2,683	(2,931)
Net change in cash, cash equivalents, and restricted cash	(161,517)	65,112	155,676	341,610
Cash, cash equivalents, and restricted cash at beginning of period	796,990	828,676	479,797	552,178
Cash, cash equivalents, and restricted cash at end of period	$635,473	$893,788	$635,473	$893,788

Supplemental disclosures of other cash flow information:
Excess tax benefits from employee stock plans	$17,329	$8,931	$59,067	$39,509

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	7

Non-GAAP Financial Measures
In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.
•Stock-based compensation expenses. Veeva excludes stock-based compensation expenses primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
•Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
•Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation and purchased intangibles for GAAP and non-GAAP measures.
There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	8

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

	Three months ended October 31,		Nine months ended October 31,
	2020	2019	2020	2019
Cost of subscription services revenues on a GAAP basis	$45,845	$31,964	$132,457	$93,822
Stock-based compensation expense	(1,149)	(560)	(3,700)	(1,528)
Amortization of purchased intangibles	(1,174)	(688)	(3,942)	(2,043)
Cost of subscription services revenues on a non-GAAP basis	$43,522	$30,716	$124,815	$90,251

Gross margin on subscription services revenues on a GAAP basis	84.9%	85.9%	84.5%	85.4%
Stock-based compensation expense	0.4	0.2	0.4	0.2
Amortization of purchased intangibles	0.4	0.4	0.5	0.3
Gross margin on subscription services revenues on a non-GAAP basis	85.7%	86.5%	85.4%	85.9%

Cost of professional services and other revenues on a GAAP basis	$57,152	$41,365	$162,624	$115,228
Stock-based compensation expense	(7,510)	(4,825)	(19,902)	(12,261)
Amortization of purchased intangibles	(138)	—	(411)	—
Cost of professional services and other revenues on a non-GAAP basis	$49,504	$36,540	$142,311	$102,967

Gross margin on professional services and other revenues on a GAAP basis	23.4%	23.6%	23.2%	23.4%
Stock-based compensation expense	10.1	8.9	9.4	8.2
Amortization of purchased intangibles	0.2	—	0.2	—
Gross margin on professional services and other revenues on a non-GAAP basis	33.7%	32.5%	32.8%	31.6%

Gross profit on a GAAP basis	$274,522	$207,592	$773,227	$583,523
Stock-based compensation expense	8,659	5,385	23,602	13,789
Amortization of purchased intangibles	1,312	688	4,353	2,043
Gross profit on a non-GAAP basis	$284,493	$213,665	$801,182	$599,355

Gross margin on total revenues on a GAAP basis	72.7%	73.9%	72.4%	73.6%
Stock-based compensation expense	2.3	1.9	2.2	1.7
Amortization of purchased intangibles	0.3	0.3	0.3	0.3
Gross margin on total revenues on a non-GAAP basis	75.3%	76.1%	74.9%	75.6%

Research and development expense on a GAAP basis	$79,992	$52,575	$212,282	$148,694
Stock-based compensation expense	(17,685)	(9,899)	(45,523)	(25,732)
Amortization of purchased intangibles	(29)	—	(86)	—
Research and development expense on a non-GAAP basis	$62,278	$42,676	$166,673	$122,962

Sales and marketing expense on a GAAP basis	$57,982	$45,524	$172,909	$130,962
Stock-based compensation expense	(10,711)	(6,882)	(30,089)	(19,207)
Amortization of purchased intangibles	(3,858)	(802)	(10,828)	(2,530)
Sales and marketing expense on a non-GAAP basis	$43,413	$37,840	$131,992	$109,225

General and administrative expense on a GAAP basis	$35,243	$28,693	$109,085	$78,042
Stock-based compensation expense	(11,918)	(7,155)	(36,032)	(19,719)
Amortization of purchased intangibles	(57)	—	(170)	—
General and administrative expense on a non-GAAP basis	$23,268	$21,538	$72,883	$58,323

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	9

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2020	2019	2020	2019
Operating expense on a GAAP basis	$173,217	$126,792	$494,276	$357,698
Stock-based compensation expense	(40,314)	(23,936)	(111,644)	(64,658)
Amortization of purchased intangibles	(3,944)	(802)	(11,084)	(2,530)
Operating expense on a non-GAAP basis	$128,959	$102,054	$371,548	$290,510

Operating income on a GAAP basis	$101,305	$80,800	$278,951	$225,825
Stock-based compensation expense	48,973	29,321	135,246	78,447
Amortization of purchased intangibles	5,256	1,490	15,437	4,573
Operating income on a non-GAAP basis	$155,534	$111,611	$429,634	$308,845

Operating margin on a GAAP basis	26.8%	28.8%	26.1%	28.5%
Stock-based compensation expense	13.0	10.4	12.7	9.9
Amortization of purchased intangibles	1.4	0.5	1.4	0.6
Operating margin on a non-GAAP basis	41.2%	39.7%	40.2%	39.0%

Net income on a GAAP basis	$96,959	$82,245	$277,080	$234,936
Stock-based compensation expense	48,973	29,321	135,246	78,447
Amortization of purchased intangibles	5,256	1,490	15,437	4,573
Income tax effect on non-GAAP adjustments(1)	(25,587)	(17,662)	(80,650)	(56,088)
Net income on a non-GAAP basis	$125,601	$95,394	$347,113	$261,868

Diluted net income per share on a GAAP basis	$0.60	$0.52	$1.73	$1.49
Stock-based compensation expense	0.30	0.18	0.84	0.50
Amortization of purchased intangibles	0.03	0.01	0.10	0.02
Income tax effect on non-GAAP adjustments(1)	(0.15)	(0.11)	(0.51)	(0.35)
Diluted net income per share on a non-GAAP basis	$0.78	$0.60	$2.16	$1.66
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(1)For the three and nine months ended October 31, 2020 and 2019, management used an estimated annual effective non-GAAP tax rate of 21.0%.

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